UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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YAKUN INTERNATIONAL HOLDING AND INVESTMENT GROUP

(Name of Registrant as Specified in its Charter)

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YAKUN INTERNATIONAL HOLDING AND INVESTMENT GROUP

1501 Broadway, New York, NY, Suite 1515

INFORMATION STATEMENT

(Dated July __, 2018)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS, STOCKHOLDERS OWNING A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR NAME TO QHY GROUP. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

NAME CHANGE AMENDMENT

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on July __, 2018 (the “Record Date”) of the common stock, par value $.001 per share (“Common Stock”), of Yakun International Holding and Investment Group, a Nevada corporation (“we, “our” or the “Company”), in connection with an amendment to Article 1 of our Articles of Incorporation changing our name to “QHY Group” (the “Name Change Amendment”).

The Name Change Amendment was adopted and approved by unanimous written consent in lieu of a meeting of our Board of Directors signed on July __, 2018 and by written consent in lieu of a meeting of shareholders owning in the aggregate 62.43% of our outstanding shares of common stock as of the Record Date signed on July __, 2018 (the “Stockholder Consent”). We had 79,099,039 shares of common stock outstanding as of the Record Date. The name of the shareholders of record who signed the Stockholder Consent and the number and percent of shares of common stock owned by each such stockholder are:

Name of Record Stockholder	Number of Shares	Percent of Outstanding Shares

Mao Xu	32,919,719	41.62%
Dragon & Tiger Holding Ltd.	15,074,695	20.81%
	49,379,579	62.43%

Our Board of Directors has adopted, and the stockholders who signed the Stockholder Consent approved, the Name Change Amendment, to better identify our company with the business of our operating subsidiaries, listed below.

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The chart below presents our corporate structure:

The approval of the Name Change Amendment by a written consent in lieu of a meeting of stockholders signed by the holder(s) of a majority of our outstanding shares of common stock is sufficient under Section 78.320 of the Revised Nevada Statutes (“NRS”). Accordingly, no proxy of our stockholders will be solicited for a vote on the Name Change Amendment and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Name Change Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the Name Change Amendment may not be effected prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date. The Name Change Amendment is also subject to approval by the Financial Regulatory Authority.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning beneficial ownership of our common stock as of July __, 2018, by (i) any person or group with more than 5% of our common stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options, warrants and other convertible securities anticipated to be exercisable or convertible at or within sixty days of July __, 2018, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person. As of July __, 2018, we had outstanding 79,099,039 shares of common stock.

To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership		Percent of Class
Our Directors and Executive Officers:
Mao Xu	32,919,719		41.62%
Yu Tao	16,459,860		20.81%
Roy Teng	16,459,860	(1)	20.81%
Jin Siming	-		-
All Directors and Executive Officers as a group	65,839,439		83.24%

Other Owners of More than 5% of Common Stock:
Song Yakun	9,100,000		11.50%

(1)	Represents shares owned of record by Dragon & Tiger Holding Limited, of which Mr. Teng is the beneficial owner.

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AVAILABLE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC’s web site, http://www.sec.gov. The SEC’s web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

By order of the Board of Directors,

Mao Xu
Chairman of the Board

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